UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 18, 2018 (June 14, 2018)
ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (818) 878-7900
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 14, 2018, ASGN Incorporated (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at the St. Regis San Francisco located at 125 Third Street, San Francisco, California 94103. A total of 52,299,864 shares of the Company’s common stock were entitled to vote as of April 16, 2018, the record date for the Annual Meeting. There were 50,487,454 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on several proposals. Below is a summary of the proposals and corresponding votes.

 Proposal 1.  Election of Directors

The first proposal was the election of three members of the Board to serve as directors until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified. Jeremy M. Jones, Mariel A. Joliet and Marty R. Kittrell were elected receiving votes as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeremy M. Jones	46,647,526	1,214,937	659,415	1,965,576
Mariel A. Joliet	45,595,156	2,920,375	6,347	1,965,576
Marty R. Kittrell	48,217,839	297,612	6,427	1,965,576

Proposal 2.  Advisory Vote on Executive Compensation

The non-binding advisory vote to approve the Company’s executive compensation for the year ended December 31, 2017 was approved as follows:

For	Against	Broker Non-Votes
43,292,416	4,420,205	1,965,576

Proposal 3.  Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified by the Company’s stockholders as follows:

For	Against	Broker Non-Votes
49,855,262	628,796	—

SIGNATURE

 Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

Date: June 18, 2018	/s/	Jennifer Hankes Painter
	By:	Jennifer Hankes Painter
	Its:	SVP, Chief Legal Officer and Secretary